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                        FIFTH AMENDMENT TO OFFICE LEASE

    This Fifth Amendment To Office Lease is entered into between Matco Enterprises, Inc., a Washington corporation, hereinafter referred to as "Landlord", and qad. inc., a California corporation, hereinafter referred to as "Tenant".

    This Fifth Amendment To Office Lease is made in reference to the following facts:

    A. Landlord and Tenant entered into an Office Lease dated November 30, 1992, for Suites I, K,and L located at 5464 Carpinteria Avenue, Carpinteria, California, hereinafter "Office Lease".

    B. Landlord and Tenant entered into a First Amendment To Office Lease dated September 9, 1993, whereby Landlord leased Suites C and H to Tenant on the terms and conditions of the First Amendment To Office Lease.

    C. Landlord and Tenant entered into a Second Amendment To Office Lease dated January 14, 1994, whereby Landlord leased Suite J to Tenant on the terms and conditions of the Second Amendment To Office Lease.

    D. Landlord and Tenant entered into a Third Amendment To Office Lease dated January 14, 1994, whereby Landlord leased Room B in the basement and temporarily leased Room C in the basement on the terms and conditions of the Third Amendment To Office Lease.

    E. Landlord and Tenant entered into a Fourth Amendment to Office Lease dated February 15, 1994, whereby Landlord and Tenant agreed the office lease would terminate as to Suite H only.

    F. The Tenant desires to lease additional space at 5464 Carpinteria Avenue, Suites G and E, specifically, and

                                    1.

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Landlord has agreed to lease Suites G and E on the terms and conditions of this Fifth Amendment to Office Lease.

    IT IS AGREED:

    1.  ADDITIONAL LEASED PREMISES.

    The Additional Leased Premises hereunder is Suites E and G located at 5464 Carpinteria Avenue, in the City of Carpinteria, County of Santa Barbara, State of California, and identified on the floor plan attached hereto as Exhibit "A". Said Additional Leased Premises contain 1,511 net rentable square feet in Suite E and 2,283 net rentable square feet in Suite G. The reference to the term Premises in the Office Lease shall also apply to the Additional Leased Premises as used in this Fifth Amendment To Office Lease.

    2.  TERM OF LEASE.

    The term of this Lease as to Suites E and G shall commence September 1, 1994 and shall terminate five (5) years after commencement. Tenant acknowledges that the term of the Office Lease as to Suites E and G shall extend beyond the term of the Office Lease as to the other suites lease thereunder.

    3.  RENT.

        (a) Tenant shall pay to Landlord, as minimum monthly rent without deduction, set off, prior notice or demand, the sum of $4,791.82 ($1.263/per square foot x 3,794 of net rentable square footage for Suites E and G) together with an additional amount due to the annual cost of living adjustment on January 1, 1995. The rent provided for herein shall be paid in advance on the first day of each month commencing on date of commencement of the term of the Lease for the Additional Leased Premises and continuing during the five (5) year term of this lease as to Suites E and G, which rent shall be in

                                       2.

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addition to rent provided for in the Office Lease, and the First, Second,
Third and Fourth Amendments to Office Lease.

        (b) The minimum monthly rent shall be subject to adjustments as provided for in Paragraph 5 (b) of the Office Lease.

    4.  SECURITY DEPOSIT.

    Simultaneously with the execution of the Fifth Amendment To Office Lease, Tenant shall deposit with the Landlord $6,954.40 which includes the sum of $4,791.82 representing the additional security deposit for the Additional Leased Premises, Suites E and G, and the sum of $2,162.58 representing the payment towards the first month's operating costs and real property taxes.

    5.  PROPERTY TAXES AND OPERATING COSTS.

    Tenant shall pay monthly to Landlord as additional rent its proportionate share of property taxes, and operating costs which shall be computed in the manner provided for the Paragraphs 8, 9 and 10 of the Office Lease taking into account the additional net rentable square footage occupied by the Tenant in the Additional Leased Premises.

    6.  TENANT IMPROVEMENTS.

    Tenant improvements for the Additional Leased Premises, Suites E and G, shall be completed according to the following terms and conditions:

        (a) Tenant shall provide Landlord with plans and specifications for the tenant improvements for Suites E and G. Landlord shall have the right to approve said plans and related specifications, which approval shall not be unreasonably withheld. Landlord shall cause the construction of the tenant

                                   3.

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improvements pursuant to said approved plans and related specifications.

        (b) Landlord shall bear the cost of such tenant improvements up to an amount equal to $18/per square foot of net rentable space of Suites E and G of 3,794 square feet for a total tenant improvement allowance of $68,292.00. The cost of tenant improvements in excess of $68,292.00 shall be borne by Tenant and shall be paid upon substantial completion of the tenant improvements. The cost of the tenant improvements shall include all "hard" and "soft" cost associated with the construction of the tenant improvements as those terms are defined in Paragraph 1(b) of the Office Lease. Landlord shall complete the tenant improvements in a good and workmanlike manner.

        (c) Tenant shall not be entitled to any tenant improvement allowance if the tenant improvements are not requested, and plans and specifications provided to Landlord after September 1, 1995.

        (d) The construction of tenant improvements for Suites E and G shall be done concurrently with the construction of tenant improvements for Suite C.
In the event the plans and specifications provided to Landlord for approval do not include all three suites (i.e., Suites E, G and C), the Tenant will be deemed to have waived the right to have the Landlord construct tenant improvements for the suites for which plans have not been provided. Nothing in this amendment shall change the amount of the tenant improvement allowance for Suite C provided for in the First Amendment to Office Lease.

        (e) During the period of construction of tenant improvements, rent shall be abated for a period not to exceed forty-five (45) days from the date construction starts on the tenant improvements. Rent on each suite shall recommence

                                    4.

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forty-five (45) days from the start of construction or upon the written notice from Landlord to Tenant of the substantial completion of the tenant improvements for that suite, whichever shall first occur.

    7.  ADDITIONAL TERMS.

    Except where inconsistent with this Fifth Amendment To Office Lease, the terms and conditions of the Office Lease, Suites E and G as amended in the First, Second, Third and Fourth Amendments to Office Lease, shall apply equally to the Additional Leased Premises, as to Suites I, L, K, C and J.

    IN WITNESS WHEREOF, the parties have executed this Fifth Amendment To Office Lease on Sept 12, 1994.

LANDLORD:                            MATCO ENTERPRISES, INC., a
                                     Washington Corporation

                                     By: /s/ Meriko Tamaki
                                        --------------------------------------
                                        MERIKO TAMAKI, formerly known as
                                        Meriko Tamaki Wong, President


TENANT:                              qad. inc

                                     By: /s/ Pam Lopker
                                        --------------------------------------
                                        PAM LOPKER, President

                                        By: /s/ Karl Lopker
                                           -----------------------------------
                                           KARL LOPKER, Vice-President

APPROVED AS TO FORM AND CONTENT:
THE WILLIAM HERBERT COMPANY

By: /s/ William Pintard
   ----------------------------
   WILLIAM PINTARD

                                   5.

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                                Exhibit A                          [FLOOR PLAN]